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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

          This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date (the "Schedule 13D") with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.01 per share, of Reunion Industries, Inc., a Delaware corporation, is being, and any and all amendments thereto may be, filed on behalf of each of the undersigned.

          The undersigned hereby constitute and appoint Charles E. Bradley, Sr. their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments to the Schedule 13D, and to file the same and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done, or have done or caused to be done prior to this date, by virtue hereof.

          This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  March 31, 2000
                                    CHARLES E. BRADLEY, SR. FAMILY LIMITED
                                    PARTNERSHIP


                                    By:  /s/ Charles E. Bradley, Sr.
                                         ----------------------------------
                                         Charles E. Bradley, Sr.
                                         General Partner


                                         /s/ Charles E. Bradley, Sr.
                                    ---------------------------------------
                                         Charles E. Bradley, Sr.

                              Page 18 of 23 Pages

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                                    JOHN GRIER FAMILY LIMITED PARTNERSHIP



                                    By:  /s/ John G. Poole
                                       ---------------------------------
                                         John G. Poole
                                         General Partner


                                         /s/ John G. Poole
                                    ------------------------------------
                                         John G. Poole


                                         /s/ Kimball J. Bradley
                                    ------------------------------------
                                         Kimball J. Bradley

                              Page 19 of 23 Pages